UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 3, 2022
Date of Report (date of earliest event reported)
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Rover Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39774	85-3147201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Olive Way, 19th Floor, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

(888) 453-7889
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ROVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2022, Rover Group, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain                      Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, the board of directors (the “Board”) of the Company appointed Jamie Cohen as a Class II director of the Company, effective as of November 15, 2022 (the “Effective Date”), with an initial term expiring at the Company’s 2023 annual meeting of stockholders. Ms. Cohen was also appointed to serve on the audit committee of the Board (the “Audit Committee”) beginning on the Effective Date. The Board has determined that Ms. Cohen satisfies the independence criteria set forth in the Nasdaq rules and is, therefore, independent for purposes of serving on the Board. Further, the Board has determined that Ms. Cohen satisfies the additional independence requirements of Nasdaq and the Exchange Act for service on the Audit Committee.

Ms. Cohen, 36, is the Chief Financial Officer of Vacasa, Inc. (NASDAQ: VCSA) and has served in the Chief Financial Officer role since joining Vacasa in March 2021. Prior to her time at Vacasa, Ms. Cohen served as Chief Financial Officer of Angi Inc., an online services provider, from March 2019 to March 2021, and as an Executive Vice President from September 2017 to March 2019. She held various leadership roles in finance and accounting at HomeAdvisor, Inc., an online home repair services provider, from July 2011 to September 2017. Ms. Cohen holds a BS in Mathematical Business, Economics and Marketing from Wake Forest University.

There are no arrangements or understandings between Ms. Cohen and any other person pursuant to which Ms. Cohen was selected as a director. There are no transactions or proposed transactions with Ms. Cohen or any member of her immediate family required to be reported pursuant to Item 404(a) of Regulation S-K.

In accordance with the terms of the Company’s Outside Director Compensation Policy (the “ODCP”), Ms. Cohen will be eligible to participate in the Company’s standard compensation arrangements for non-employee directors, which on the Effective Date will consist of an initial award of restricted stock units (“RSUs”) valued at $300,000 with the number of shares underlying the award based on the trailing volume weighted average price of the Company’s Class A common stock over the 90 consecutive calendar days ending on the calendar day prior to the Effective Date. She will also receive pursuant to the ODCP a pro rata portion of the annual cash retainers for her service as a member of the Board and the Audit Committee. A description of the ODCP, including the terms of the initial RSU award and the amount of the cash compensation provided thereunder, is included on pages 18 and 19 of the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022.

The Company will also will enter into its standard form of indemnification agreement with Ms. Cohen substantially in the form previously filed as Exhibit 10.17 of the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2022 and incorporated herein by reference, and add her to its directors’ and officers’ liability insurance policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated November 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROVER GROUP, INC.

Date: November 7, 2022	By:	/s/ Charlie Wickers
Charlie Wickers
Chief Financial Officer